UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

Yinfu Gold Corp.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Level 19,Two International Finance Centre, 8 Finance St., Central, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

852 2251 1695
Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 6, 2012, the Board of Directors of Yinfu Gold Corporation, (the “Company”) announced the appointment of Tsap Wai Ping is as Director, President and Chief Executive Officer of the Company.

Mr. Tsap is a securities and gold trading professional with extensive experience in the industry. He was the marketing director for HT Securities Ltd. a Hong Kong based broker dealer from August 1995 to July 2000. From July 2000 to September 2005 he was a director at Wintech Securities Ltd, a Hong Kong based brokerage firm specializing in Hong Kong listed stocks. From Jan 2006 until October 2008, he was the chief advisor at Legarleon International ltd, a Hong Kong based gold trading firm. He was chief advisor from United Simsen Global Markets Ltd, a Hong Kong based brokerage firm from November 2008 until July 2009. He joined South China Bullion Limited, a gold and futures trading firm in July 2009 as Chief advisor and departed on March 2010. Most recently he has been a director at Legarleon Precious Metals Limited from April 2010 until the present.

Mr. Tsap, 56 year old is a citizen of Hong Kong and is a licensed broker with a Series 7 Futures license and a Series 3 Securities license (US NFA). He is based in Hong Kong.

On June 6, 2012, the Board of Directors of Yinfu Gold Corporation accepted the resignation of all of its other remaining directors as well as the resignation of the Company’s officers as follows:

As of June 6, 2012, the Board of Directors has accepted the resignation of Augustine Yim-Pan Cheung from the position of Director.

As of June 6, 2012, the Board of Directors has accepted the resignation of Gang Xiao from the position of Director.

As of June 6, 2012, the Board of Directors has accepted the resignation of Grant B. Walsh from the position of Director.

As of June 6, 2012, the Board of Directors has accepted the resignation of Joseph Shuen-Chuen Chan from the position of Director.

As of June 6, 2012, the Board of Directors has accepted the resignation of Herman Lo Fu Man from the position of Director.

As of June 6, 2012, the Board of Directors has accepted the resignation of Wang Nan from the position of Director.

As of June 6, 2012, the Board of Directors has accepted the resignation of Wilson Huang Dong-Sheng from the position of Director, President, Chief Executive Officer, Chairman and all other board positions.

It should be noted that the State of Wyoming shows only Wilson Huang Dong-Sheng, Augustine Yim-Pan Cheung and a Kurt O’Neill as members of the Board. However, the Company’s Form 10-K filed August 19, 2011 shows all of the above to have been members of the Board. Mr. Tsap will be looking to the former Board of Directors for an explanation.

Additionally, the former Board of Directors received an Order to Show Cause from the District Court of the Fourth Judicial District, in and for Sheridan County of the State of Wyoming, ordering that they or a representative appear before the court for failing to respond to a duly executed subpoena. The court is ordering that the former Board or a representative to show cause why it should not be punished for contempt of court. The court has notified the former board that failure to appear may result in arrest under Bench Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director